Exhibit 10.6

MORTGAGE

INSTRUMENT SECURES FUTURE ADVANCES AND IS INTENDED TO BE A FUTURE ADVANCE MORTGAGE, AS BOTH OF THOSE PHRASES ARE DEFINED IN ACT NO. 348 OF THE PUBLIC ACTS OF MICHIGAN OF 1990, AS AMENDED.

THIS MORTGAGE COVERS FIXTURES AND IS INTENDED FOR RECORDING WITH THE REGISTER OF DEEDS FOR LENAWEE COUNTY, MICHIGAN

THIS MORTGAGE (this “Mortgage”) is made as of June     , 2015, by and among GREEN PLAINS HOLDINGS II, LLC, a Delaware limited liability company (together with its successors and assigns, “Mortgagor”) having an address of 450 Regency Parkway, Suite 400, Omaha, NE 68114, in favor of BNP PARIBAS (“BNPP”), as Agent (as hereinafter defined), having an address of 787 Seventh Avenue, New York, NY 10019.

RECITALS

A. BNPP, as administrative agent and as collateral agent for the Lenders (defined below) hereinafter identified and defined (BNPP in such capacity as agent for the Lenders, and its successors and assigns in such capacity, being hereinafter referred to as the “Agent”), has entered into a Term Loan Agreement dated as of June 10, 2014 (such Term Loan Agreement, as amended contemporaneously herewith and as the same may be amended or modified from time to time as permitted thereunder, including amendments and restatements thereof in its entirety as permitted thereunder, being hereinafter referred to as the “Loan Agreement”), pursuant to which certain lenders from time to time party to the Loan Agreement (such lenders being hereinafter referred to collectively as the “Lenders” and individually as a “Lender”) have agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to GREEN PLAINS PROCESSING LLC (the “Borrower”). Any capitalized term used in this Mortgage that is not otherwise defined herein, either directly or by reference to another document, shall have the meaning for purposes of this Mortgage as it is given in the Loan Agreement.

B. Mortgagor is a Subsidiary of the Borrower and as such will receive substantial direct and indirect benefit from the extension of credit and other financial accommodations made to the Borrower and the Subsidiaries.

C. The Mortgagor, has executed and delivered to the Agent a Joinder Agreement of even date herewith (as it may from time to time be amended, restated or otherwise modified, the “Guaranty”) pursuant to which the Mortgagor has guarantied the obligations of the Borrower with respect to the loans made under the Loan Agreement (the “Loans”) and the other extensions of credit and financial accommodations made under each of the other Loan Documents, (together with the Loans, collectively, the “Guarantied Obligations”).

D. It is a condition to the obligation of the Lenders to make the Loans that the Mortgagor execute and deliver this Mortgage to secure the Guarantied Obligations and all direct obligations of the Mortgagor with respect to the Loans, INCLUDING MORTGAGOR’S COVENANT TO REPAY ALL FUTURE ADVANCES (collectively, the “Obligations Secured”). This Mortgage secures, and the Obligations Secured include, “future advances” and is intended to be a “future advance mortgage” as each of these phrases is defined in 1990 Mich. Pub. Act 348, as amended.

GRANT:

NOW, THEREFORE, (A) in consideration of Ten Dollars ($10.00) in hand paid, the receipt and sufficiency of which are hereby acknowledged and (B) in consideration of the foregoing Recitals, for the purpose of securing the complete and timely performance and payment of all present and future indebtedness, liabilities and obligations which the Mortgagor has from time to time incurred or may incur or be liable to the Lenders and the Agent (each, a “Secured Party”, collectively, the “Secured Parties”) under or in connection with the Obligations Secured, the Mortgagor hereby GRANTS, REMISES, RELEASES, ALIENS, CONVEYS, MORTGAGES AND WARRANTS to Agent (for the benefit of the Secured Parties), and their successors and assigns, the real estate legally described in Exhibit A hereto (the “Land”) in Lenawee County (the “County”), Michigan (the “State”); together (i) with all right, title and interest, if any, that the Mortgagor may now have or hereafter acquire in and to all improvements, buildings and structures of every nature whatsoever now or hereafter located on the Land; and (ii) all air rights, water rights and powers, development rights or credits, zoning rights or other similar rights or interests that benefit or are appurtenant to the Land (all of the foregoing, including the Land, the “Premises”).

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Mortgagor may now have or hereafter acquire in and to any of the following related to the Land: (a) all easements, rights of way or gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses and public places, and any other interests in property constituting appurtenances to the Premises, or that hereafter shall in any way belong, relate or be appurtenant thereto, (b) all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter relating to the Real Property (as defined below), excluding any of the foregoing items that cannot be transferred or encumbered by the Mortgagor without causing a default thereunder or a termination thereof, (c) all hereditaments, gas, oil and minerals (with the right to extract, sever and remove such gas, oil and minerals) located in, on or under the Premises, (d) all split or division rights with respect to the Land and easements of every nature whatsoever and (e) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (a), (b), (c) and (d) above (all of the foregoing, the “Property Rights”).

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Mortgagor may now possess or hereafter acquire in and to all fixtures and appurtenances of every nature whatsoever now or hereafter located in or on, or attached to, or used or intended to be used in connection with (or with the operation of), the Premises, including (a) all apparatus, machinery and equipment of the Mortgagor (to the extent that any of the foregoing constitute “fixtures” under applicable law); and (b) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (all items listed in the foregoing clauses (a) and (b), the “Fixtures”). Mortgagor and Agent agree that the Premises and all of the Property Rights and Fixtures owned by the Mortgagor (collectively the “Real Property”) shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Mortgage to be real estate and covered by this Mortgage.

TOGETHER WITH all the estate, right, title and interest, if any, of the Mortgagor in and to (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sale or other disposition of the Real Property or any part thereof (it being understood that, except as otherwise provided herein or in the Loan Agreement, the Mortgagor is hereby authorized to collect and receive such awards and proceeds and to give proper receipts and acquittance therefor, and to apply the same as provided herein); (ii) all contract rights, general intangibles, actions and rights in action relating to the Real Property, including all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property; (iii) all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Real Property; and (iv) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property (the rights and interests described in this paragraph, the “Intangibles”).

The Mortgagor (i) pledges and assigns to the Agent from and after the date of the effectiveness hereof (including any period of redemption), primarily and on a parity with the Real Property, and not secondarily, all rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security, as earnest money or as down payment for the purchase of all or any part of the Real Property) under any and all present and future leases, contracts or other agreements relative to the ownership or occupancy of all or any portion of the Real Property (all of the foregoing, the “Rents”), and (ii) except to the extent such a transfer or assignment is not permitted by the terms thereof, transfers and assigns to Agent all such leases, contracts and agreements (including all the Mortgagor’s rights under any contract for the sale of any portion of the Mortgaged Property and all revenues and royalties under any oil, gas and mineral lease relating to the Real Property) (collectively the “Leases”); provided however, that subject to the terms of the Loan Agreement, so long as no Event of Default has occurred and is continuing, a license is hereby given to Mortgagor to collect and use such Rents. The provisions of this Section/Paragraph are not intended to evidence an additional recordable event, as may be prohibited by Act 459 of the Public Acts of Michigan of 1996, but rather are included for purposes of complying with any applicable requirements of Act 210 of the Public Acts of Michigan of 1953, as amended. The Agent shall be entitled to all the rights and remedies conferred by Act No. 210 of the Michigan Public Acts of 1953 as amended by Act No. 151 of the Michigan Public Acts of 1966 (MCL 554.231 et seq.) or Act No. 228 of the Michigan Public Acts of 1925, as amended by Act No. 55 of the Michigan Public Acts of 1933 (MCL 554.211 et seq.), whichever is applicable. The assignment of rents provided for in this Mortgage shall, notwithstanding anything to the contrary contained therein, constitute an assignment of rents pursuant to MCL 554.231 et seq. or MCL 554.211 et seq., whichever is applicable, and shall be interpreted and applied in accordance therewith

All of the property described above, including the Land, the Premises, the Property Rights, the Fixtures, the Real Property, the Intangibles, the Rents and the Leases, is called the “Mortgaged Property.”

Nothing herein contained shall be construed as constituting the Agent a mortgagee-in-possession in the absence of the taking of title and/or possession of the Mortgaged Property by the Agent. Nothing contained in this Mortgage shall be construed as imposing on the Agent any obligation of any lessor under any Lease of the Mortgaged Property in the absence of an explicit assumption thereof by the Agent. In the exercise of the powers herein granted the Agent, prior to Agent taking title to or possession of the Mortgaged Property, no liability shall be asserted or enforced against the Agent, all such liability being expressly waived and released by the Mortgagor, except for any such liability arising on account of the Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

TO HAVE AND TO HOLD the Mortgaged Property, and all other properties, rights and privileges hereby conveyed or assigned, or intended so to be, unto the Agent, its beneficiaries, successors and assigns, forever for the uses and purposes herein set forth. Except to the extent such a release or waiver is not permitted by applicable law, the Mortgagor hereby releases and waives all rights of redemption or reinstatement, if any, under and by virtue of any of the laws of the State, and the Mortgagor hereby covenants, represents and warrants that, at the time of the execution and delivery of this Mortgage, (a) the Mortgagor has good and marketable fee simple title to the Mortgaged Property, with lawful authority to grant, remise, release, alien, convey, mortgage and warrant the Mortgaged Property, (b) the title to the Mortgaged Property is free and clear of all encumbrances, except the Permitted Liens (as defined in the Loan Agreement) and (c) except for the Permitted Liens, the Mortgagor will forever defend the Mortgaged Property against all claims in derogation of the foregoing.

SECURITY AGREEMENT AND FINANCING STATEMENT

The Agent and the Mortgagor further agree that if any of the property herein mortgaged is of a nature so that a security interest therein can be created and perfected under the Uniform Commercial Code in effect in the State (the “Code”), this Mortgage shall constitute a continuously perfected security agreement, fixture filing and financing statement from the date of the filing of this Mortgage for record with the Register of Lenawee County, Michigan. The information provided in this section is provided in order that this Mortgage shall comply with the requirements of the Code, for a mortgage instrument to be filed as a financing statement, and for that purpose, the following information is set forth:

(a) In addition to the foregoing grant of mortgage, the Mortgagor hereby grants a continuing security interest to the Agent for the benefit of the Secured Parties in that portion of the Mortgaged Property in which the creation and/or perfection of a security interest is governed by the Code.

(b) The “Debtor” is the Mortgagor and the “Secured Party” is the Agent for the benefit of itself and the other Secured Parties.

(c) The name and address of the Debtor are as set forth in the Preamble to this document.

(d) The name and address of the Secured Party are as set forth in the Preamble to this document.

(e) The description of the types or items of property covered by this financing statement is: All of the Mortgaged Property in which a security interest may be perfected pursuant to the Code.

(f) The description of the real estate to which collateral is attached or upon which collateral is located is set forth on Exhibit A.

(g) The Agent may file this Mortgage, or a reproduction hereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified herein as part of the Mortgaged Property. Any reproduction of this Mortgage or of any other security agreement or financing statement is sufficient as a financing statement.

The Mortgagor authorizes the Agent to file any financing statement, continuation statement or other instrument that the Agent or the Required Lenders (as defined in the Loan Agreement) may reasonably deem necessary or appropriate from time to time to perfect or continue the security interest granted above under the Code.

FIXTURE FILING

To the extent permitted by law, (i) all of the Fixtures are or are to become fixtures on the Land and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture-filing” within the meaning of Sections 9-604 and 9-502 of the Code as in effect on the date hereof. Subject to the terms and conditions of the Loan Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein, in any other Loan Document, or by general law, or, as to that part of the security in which a security interest may be perfected under the Code, by the specific statutory consequences now or hereafter enacted and specified in the Code, all at the election of the Required Lenders (as defined in the Loan Agreement).

THE FOLLOWING PROVISIONS SHALL ALSO CONSTITUTE AN INTEGRAL PART OF THIS MORTGAGE:

1. Payment of Taxes on this Mortgage. Without limiting any provision of the Loan Agreement, the Mortgagor agrees that, if the government of the United States or any department,

agency or bureau thereof or if the State or any of its subdivisions having jurisdiction shall at any time require documentary stamps to be affixed to this Mortgage or shall levy, assess or charge any tax, assessment or imposition upon this Mortgage or the credit or indebtedness secured hereby or the interest of any Secured Party in the Premises or upon any Secured Party by reason of or as holder of any of the foregoing then, the Mortgagor shall pay for such documentary stamps in the required amount and deliver them to the Agent or pay (or reimburse the Agent for) such taxes, assessments or impositions. The Mortgagor agrees to provide to the Agent, at any time upon request, official receipts showing payment of all taxes, assessments and charges that the Mortgagor is required or elects to pay under this Section. The Mortgagor agrees to indemnify each Secured Party against liability on account of such documentary stamps, taxes, assessments or impositions, whether such liability arises before or after payment of the Obligations Secured and regardless of whether this Mortgage shall have been released.

2. Leases Affecting the Real Property. All future lessees under any Lease made after the date of recording of this Mortgage shall, at the direction of the Required Lenders (as defined in the Loan Agreement) or at the Agent’s option and without any further documentation, attorn to the Agent as lessor if for any reason the Agent becomes lessor thereunder, and, upon demand after an Event of Default has occurred and is continuing, pay rent to the Agent, and the Agent shall not be responsible under such Lease for matters arising prior to the Agent becoming lessor thereunder; provided that the Agent shall not become lessor or obligated as lessor under any such Leases unless and until it shall have been directed by the Required Lenders (as defined in the Loan Agreement) to do so, or it shall elect in writing to do so.

3. Use of the Real Property. The Mortgagor agrees that it shall not (a) permit the public to use any portion of the Real Property in any manner that could reasonably be expected to impair the Mortgagor’s title to such property, or to make possible any claim of easement by prescription or of implied dedication to public use, provided Mortgagor has actual knowledge of such use; (b) institute or acquiesce in any proceeding to change the zoning classification of the Real Property, nor shall the Mortgagor change the use of the Mortgaged Property in any material way, without the consent of the Required Lenders (as defined in the Loan Agreement), which consent shall not be unreasonably withheld; and (c) permit any material legal or economic waste to occur with respect to the Mortgaged Property.

4. Insurance. Subject to Section 10.1 of the Loan Agreement, the Mortgagor shall, at its sole expense, obtain for, deliver to, assign to and maintain for the benefit of the Agent, until the Obligations Secured are paid in full, insurance policies relating to the Mortgaged Property as specified in the Loan Agreement. Prior to an Event of Default, use of insurance proceeds shall be governed by Sections 10.1 and 6.2.3 of the Loan Agreement. Each such policy shall name the Agent as additional insured or loss payee, as applicable, under a standard mortgage endorsement. If an Event of Default exists and is continuing, and the Agent has given notice to the Mortgagor that the Agent intends to exercise its rights under this Section 4, then the Agent shall be entitled to (a) adjust any casualty loss and (b) apply the proceeds thereof as provided in Section 8 of this Mortgage.

5. Real Property Taxes. The Mortgagor covenants and agrees to pay before delinquent all real property taxes, assessments, ground rent, if any, water and sewer rents, fees and charges, levies, permit, inspection and license fees and other dues, charges or impositions, including all charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, maintenance and similar charges and charges for utility services, in each instance whether now or in the future, directly or indirectly, levied, assessed or imposed on the Premises or the Mortgagor and whether levied, assessed or imposed as excise, privilege or property taxes (“Taxes”); provided that the foregoing shall not require the Mortgagor to pay any of the foregoing so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

Mortgagor’s failure to pay taxes and/or assessments assessed against the Real Property, or any installment thereof, or any insurance premium upon policies covering the Mortgaged Property or any part thereof, shall constitute waste (although the meaning of the term “waste” shall not necessarily be limited to such nonpayment), as provided by Act No. 236 of the Public Acts of Michigan of 1961, as amended, and shall entitle Agent to all remedies provided for therein. Mortgagor further agrees to and does hereby consent to the appointment of a receiver under such statute, should Agent elect to seek such relief thereunder.

6. Condemnation Awards. Subject to the terms of the Loan Agreement, the Mortgagor assigns to the Agent, as additional security, all awards of damage resulting from condemnation proceedings or the taking of or injury to the Real Property for public use (“Eminent Domain Proceedings”). If an Event of Default exists and is continuing and the Agent has given notice to the Mortgagor that the Agent intends to exercise its rights under this Section 6, then the Agent shall be entitled to (a) participate in and/or direct (at the sole discretion of the Required Lenders (as defined in the Loan Agreement)) any Eminent Domain Proceedings and (b) apply the proceeds thereof as provided in Section 8 of this Mortgage.

7. Remedies. WARNING: THIS SECURITY INSTRUMENT CONTAINS A POWER OF SALE. Subject to the provisions of the Loan Agreement, upon the occurrence and during the continuance of an Event of Default, including a failure to perform or observe any of the covenants set forth in this Mortgage that is not cured within any applicable cure period, in addition to any rights and remedies provided for in the Loan Agreement or other Loan Document, if and to the extent permitted by applicable law, the following provisions shall apply:

(a) Agent’s Power of Enforcement. The Agent may immediately foreclose this Mortgage by judicial action. The court in which any proceeding is pending for the purpose of foreclosure of this Mortgage may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the Obligations Secured, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead, appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the loans and other financial accommodations hereby secured are made) for the benefit of the Secured Parties, with power to collect the Rents, due and to become due, during such foreclosure suit and the full statutory period of redemption notwithstanding any redemption, and Mortgagor consents to such appointment. The receiver, out of the Rents when collected, may pay reasonable costs incurred in the management and operation of the Real Property, prior and subordinate liens, if any, and taxes, assessments, water and other utilities and insurance, then due or thereafter accruing, and may make and pay for any necessary repairs to the Real Property, and may pay any part of the Obligations Secured in accordance with the Loan Agreement or any deficiency decree entered in such foreclosure proceeding. Upon or at any time after the filing of a suit to foreclose this Mortgage, the court in which such suit is filed shall have full power to enter an order placing the Agent in possession of the Real Property with the same power granted to a receiver pursuant to this clause (a) and with all other rights and privileges of a mortgagee-in-possession under applicable law.

(b) Agent’s Right to Enter and Take Possession, Operate and Apply Income. The Agent shall, at the direction of Required Lenders (as defined in the Loan Agreement) or at its option, have the right, acting through its agents or attorneys or a receiver, with process of law, to enter upon and take possession of the Real Property, to expel and remove any persons, goods or chattels occupying or upon the same, to collect or receive all the Rents, to manage and control the Real Property, to lease the Real Property or any part thereof, from time to time, and, after deducting all reasonable attorneys’ fees and expenses of outside counsel, and all reasonable expenses incurred in the protection, care, maintenance, management and operation of the Real Property, to distribute and apply the remaining net income in such order and to such of the Obligations Secured in accordance with the Loan Agreement or any deficiency decree entered in any foreclosure proceeding.

(c) Rights under the Code. With respect to those portions of the Mortgaged Property covered by the Code, Agent may exercise any and all rights granted to a secured party under the Code.

(d) Foreclosure by Power of Sale. Upon the occurrence of an Event of Default, Agent may immediately commence foreclosure proceedings against the Mortgaged Property pursuant to the applicable laws. The commencement by Agent of foreclosure proceedings by advertisement or in equity shall be deemed an exercise by Agent of its option to accelerate the due date of all sums secured hereby. Mortgagor hereby grants power to Agent, in the event of the occurrence of an Event of Default hereunder, to grant, bargain, sell, release and convey the Mortgaged Property at public auction or vendue, and upon such sale to execute and deliver to the purchaser(s) instruments of conveyance pursuant to the terms hereof and to the applicable laws. Mortgagor acknowledges that the foregoing sentence confers a power of sale upon Agent, and that upon default this Mortgage may be foreclosed by advertisement as described below and in the applicable Michigan statutes. Mortgagor understands that upon an Event of Default, Agent is hereby authorized and empowered to sell the Mortgaged Property, or cause the same to be sold and to convey the same to the purchaser in any lawful manner, including but not limited to that provided by Chapter 32 of the Revised Judicature Act of Michigan, entitled “Foreclosure of Mortgage by Advertisement”, which permits Agent to sell the Mortgaged Property without affording Mortgagor a hearing, or giving it actual personal notice. The only notice required under such Chapter 32 is to publish notice in a local newspaper and to post a copy of the notice on the Mortgaged Property.

WAIVER: By conferring this power of sale upon Agent, Mortgagor, for itself, its successors and assigns, after an opportunity for consultation with its legal counsel, hereby voluntarily, knowingly and intelligently waives all rights under the

Constitution and Laws of the United States and under the Constitution and Laws of the State of Michigan, both to a hearing on the right to exercise and the exercise of the power of sale, and to notice except as required by the Michigan statute which provides for Foreclosure of Mortgages by Advertisement. However, Mortgagor reserves the right to timely contest the exercise of the power of sale by instituting suit against Mortgagor in the circuit court of the county in which the Mortgaged Property is located or any other court of competent jurisdiction.

8. Application of the Rents or Proceeds from Foreclosure or Sale. All proceeds of any foreclosure of this Mortgage by judicial action or, to the extent permitted by applicable law, any sale of the Mortgaged Property by advertisement shall (and any decree for sale in the event of a foreclosure by judicial action shall provide that such proceeds shall) be applied as follows:

(a) First, to all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Agent to the extent reimbursable under applicable law in connection with (i) the Mortgagor’s execution, delivery and performance of this Mortgage, (ii) protecting, preserving or maintaining the Real Property and (iii) enforcing the rights of the Agent hereunder (collectively “Costs and Expenses”). All Costs and Expenses shall become additional Obligations Secured when paid or incurred by the Agent in connection with any proceeding, including any bankruptcy proceeding, to which any Secured Party shall be a party, either as plaintiff, claimant or defendant, by reason of this Mortgage or any indebtedness hereby secured or in connection with the preparations for the commencement of any suit for the foreclosure, whether or not actually commenced, or if permitted by applicable law, any sale by advertisement.

(b) Then, to all Obligations Secured that then remain unpaid in such order as the Required Lenders (as defined in the Loan Agreement) may determine in their discretion. If Agent is the final purchaser at the foreclosure sale of the Mortgaged Property, the foreclosure sale price (Agent’s final bid) shall be applied against the Obligations Secured.

The Mortgagor shall remain liable for any deficiency to the extent provided in the documents that create the Obligations Secured.

9. Cumulative Remedies; Delay or Omission Not a Waiver. No remedy or right of the Agent shall be exclusive of, but shall be in addition to, every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right available during the existence of any Event of Default shall impair any such remedy or right or be construed to be a waiver of such Event of Default or acquiescence therein, nor shall it affect any subsequent Event of Default of the same or different nature. To the extent permitted by applicable law, every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Agent.

10. Agent’s Remedies against Multiple Parcels. If (a) the Mortgaged Property shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Agent shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the

Obligations Secured upon other property (whether or not such property is owned by Mortgagor, or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Agent may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations Secured (including the Mortgaged Property), which action shall be brought or consolidated in the courts of any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Lenders to extend the Obligations Secured by this Mortgage, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens that it may now or hereafter have. Mortgagor further agrees that if Agent shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations Secured, or if Agent shall have obtained a judgment of foreclosure and a sale or similar judgment, or if Agent shall exercise its power of sale against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained inside or outside the State of Michigan, Agent may commence or continue foreclosure proceedings and exercise its other remedies (including its power of sale) granted in this Mortgage against all or any part of the Mortgaged Property, and Mortgagor waives any objection to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. None of the commencement, continuation of proceedings to foreclose this Mortgage, exercise of the power of sale or the exercise of any other rights hereunder, and the recovery of any judgment by Agent in any such proceedings shall not prejudice, limit or preclude Agent’s right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either inside or outside the State of Michigan) that directly or indirectly secures the obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action judgment connected to the Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis. It is expressly understood and agreed that, to the fullest extent permitted by law, Agent may, at its election, cause the sale of all collateral that is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations Secured (directly or indirectly) in the most economical and least time-consuming manner.

11. No Merger. In the event of a foreclosure of this Mortgage or any other mortgage or trust deed securing the Obligations Secured, the Obligations Secured then due shall, at the option of the Required Lenders (as defined in the Loan Agreement), not be merged into any decree of foreclosure entered by the court, and the Agent may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust that also secure the Obligations Secured.

12. Notices. All notices and other communications hereunder shall be in writing and shall be given in the manner, within the time periods and to the applicable address identified in the Loan Agreement.

13. Governing Law. This Mortgage shall be construed, governed and enforced in accordance with the laws of the State. Wherever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage.

14. Satisfaction of Mortgage. Upon full payment and performance of all the Obligations Secured, or upon satisfaction of the conditions set forth in the Loan Agreement for discharge of the Mortgaged Property from this Mortgage, then the Agent shall, promptly upon request of the Mortgagor, execute and deliver to the Mortgagor a discharge of this Mortgage or reconveyance of the Mortgaged Property reasonably acceptable to the Mortgagor.

15. Successors and Assigns Included in Parties; Third Party Beneficiaries. This Mortgage shall be binding upon the parties hereto and upon the successors, assigns and vendees of the Mortgagor and shall inure to the benefit of the parties hereto and their respective successors and assigns; all references herein to the Mortgagor and to the Agent shall be deemed to include their respective successors and assigns. The Mortgagor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Mortgagor. Wherever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. The Secured Parties shall be third party beneficiaries of the Mortgagor’s representations, warranties, covenants and agreements hereunder.

16. WAIVER OF APPRAISEMENT, VALUATION, STAY, EXTENSION AND REDEMPTION LAWS. The Mortgagor agrees, to the full extent permitted by law, that neither the Mortgagor nor anyone claiming through or under it shall set up, claim or seek to take advantage of any appraisement, valuation, stay, homestead or extension law, whether now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereof; and the Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws and any right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof and agrees that the Agent or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety. To the full extent permitted by law, the Mortgagor irrevocably waives all statutory or other rights of redemption from sale under any order or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof. The Mortgagor further waives, to the full extent it may lawfully do so, all statutory and other rights in its favor, limiting concurrent actions to foreclose this Mortgage and the exercise of other rights with respect to the Obligations Secured, including any right vested in the Mortgagor or any affiliate to limit the right of the Agent to pursue or commence concurrent actions against the Mortgagor or any such affiliate or any property owned by any one or more of them.

17. Interpretation with Other Documents. Notwithstanding anything in this Mortgage to the contrary, in the event of a conflict or inconsistency between this Mortgage and the Loan Agreement, the provisions of the Loan Agreement will govern.

18. Future Advances; Revolving Credit. This Mortgage is given for the purpose of securing loan advances which the Lenders may make to or for the benefit of the Mortgagor pursuant and subject to the terms and provisions of the Loan Documents. The parties hereto intend that, in addition to any other debt or obligation secured hereby, this Mortgage shall secure unpaid balances of loan advances made after this Mortgage is delivered to the office in which mortgages are recorded in the jurisdiction where the Land is situated, whether made pursuant to an obligation of any Lender or otherwise, and in such event, such advances shall be secured to the same extent as if such future advances were made on the date hereof, although there may be no advance made at the time of execution hereof, although there may be no indebtedness outstanding at the time any advance is made and although such advances may from time to time be repaid to a zero balance and thereafter readvanced. Such loan advances may or may not be evidenced by guarantees or notes executed pursuant to the Loan Documents.

19. Changes. Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent permitted by law, any agreement hereafter made by the Mortgagor and the Agent relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

20. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES.

(a) The Mortgagor irrevocably (i) submits to the jurisdiction of any state or federal court sitting in the State, or in such other location as may be specified in the Loan Agreement, in any action or proceeding arising out of or relating to this Mortgage, and the Mortgagor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any state or federal court sitting in the State or in such other location as may be specified in the Loan Agreement.

(b) The provisions of the Loan Agreement contained in Sections 14.14 and 14.15 thereof are hereby incorporated by reference as if set out in their entirety in this Mortgage.

(c) To the extent that the Mortgagor has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Mortgagor hereby irrevocably waives such immunity in respect of its obligations under this Mortgage.

(d) Notwithstanding the provisions of the Loan Documents and this Mortgage restricting (i) prepayment of the Obligations Secured, and (ii) restrictions on any transfer of the Mortgaged Property or on interests in Mortgagor, in the event that individually or jointly such restrictions shall be deemed by a court of competent jurisdiction to result in an unreasonable restraint on alienation of property, and therefore are unenforceable, Agent shall have the right to elect which of such provisions it desires to waive and the other shall remain in full force and effect. Agent shall make such election within fifteen (15) business days following any such decision by a court of competent jurisdiction, after the expiration of all appeal periods.

21. Time of Essence. Time is of the essence with respect to the provisions of this Mortgage.

22. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Mortgage. In the event an ambiguity or question of intent or interpretation arises, this Mortgage shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Mortgage.

23. Agent’s Right to Appear. After the occurrence of an Event of Default, or in any situation where the Agent or the Required Lenders reasonably determine that the Mortgagor’s action is not protective of the interest of the Agent in the Mortgaged Property, Agent shall have the right to appear in and defend any legal proceeding brought regarding the Mortgaged Property and to bring any legal proceeding, in the name and on behalf of the Mortgagor or in the Agent’s name, that the Required Lenders (as defined in the Loan Agreement), in their sole discretion, determine is necessary to be brought to protect the Secured Parties’ interest in the Mortgaged Property, as long as Agent provided Mortgagor fifteen (15) days prior written notice of its intent to bring such proceeding, except in the event of an emergency, in which case no prior notice shall be required (but Agent shall promptly thereafter notify Mortgagor of the bringing of such proceeding). Nothing herein is intended to prohibit Mortgagor from bringing or defending any suit relating to the Mortgaged Property.

24. No Liability of Secured Parties. Notwithstanding anything to the contrary contained in this Mortgage, this Mortgage is only intended as security for the Obligations Secured and the Secured Parties shall not be obligated to perform or discharge, and do not hereby undertake to perform or discharge, any obligation, duty or liability of the Mortgagor with respect to any of the Mortgaged Property. Unless and until a Secured Party takes title or possession of the Mortgaged Property, either through foreclosure, the taking of a deed in lieu thereof or otherwise, no Secured Party shall be responsible or liable for the control, care, management or repair of the Mortgaged Property or for any negligence in the management, operation, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any licensee, employee, tenant or stranger or other person. The Mortgagor agrees to indemnify and hold harmless the Secured Parties from and against all loss, cost and liability incurred by the Mortgagor in connection with any of the foregoing that are not the responsibility of the Secured Parties in accordance with this Section; provided that the Mortgagor shall not be liable for such indemnification to any Secured Party to the extent that resulting from such Secured Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

25. Indemnity. Mortgagor unconditionally agrees to forever indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, each Secured

Party and their respective directors, officers, employees, trustees, agents, financial advisors, consultants, affiliates and controlling persons (each such person, an “Indemnitee”) for any damages, costs, loss or expense, including response, remedial or removal costs and all fees and disbursements of counsel for any such Indemnitee, arising out of any of the following: (i) any presence, release, threatened release or disposal of any Hazardous Material by Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (ii) the operation or violation of any Environmental Law by Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (iii) any claim for personal injury, property damage related to Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (iv) any claim for actual or threatened injury to, destruction of or loss of natural resources in connection with Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property and (v) the inaccuracy or breach of any environmental representation, warranty or covenant by Mortgagor made herein or in any other Loan Document (as defined in the Loan Agreement) evidencing or securing any obligation under the Loan Documents or setting forth terms and conditions applicable thereto or otherwise relating thereto. The foregoing indemnity shall survive the termination of this Mortgage and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim thereunder.

26. Variable Interest Rate. The Obligations Secured include obligations that bear interest at rates that vary from time to time, as provided in the Loan Agreement and the other documents relating to the Obligations Secured.

27. Revisions to Obligations Secured. The parties acknowledge, and all third parties having notice of this Mortgage are hereby advised, that this Mortgage, and the documents evidencing the Obligations Secured may from time to time be amended, restated or otherwise modified. Such modifications may include, without being limited to: (1) extension or acceleration of maturity dates, (2) increase or decrease in interest rates, and (3) increase or decrease in required payments. It is the intent of the Mortgagor and Agent that this Mortgage shall retain its priority both as to the initial amount of the Obligations Secured and as to any increase in the Obligations Secured pursuant to an such amendment, restatement or modification. Accordingly, all third parties considering making advances of credit to the Mortgagor are advised to contact the Agent for a statement as to the details of the Obligations Secured before relying on the face of this Mortgage as the basis of making such advances of credit.

28. Michigan State Specific Provisions.

(a) In addition to the assignment of rents and leases provided above, Agent shall be entitled to all of the rights and benefits conferred by Act 210 of the Michigan Public Acts of 1953 as amended (MCL 554.231, et seq.), as amended by Act No. 151 of the Michigan Public Acts of 1966 (MCL Section 554.231, et seq.). In addition, Agent shall be entitled to all the rights and remedies conferred by Act No. 66 of the Michigan Public Acts of 1956 (MCL Section 565.81, et seq.), and Act No. 226 of the Public Acts of Michigan of 1925 (MCL 554.211, 554.212 and 554.213), as amended.

(b) All references in this Mortgage to “mechanic’s liens” and “materialmen’s liens” shall be deemed to include “construction liens” as defined in MCL 570.1103(3).

(c) Failure of Mortgagor to pay any Taxes, or any part thereof, or any installment of any such tax, assessment or charge, or any premium upon any such tax, assessment or charge, or any premium upon any policy of insurance covering any part of the Mortgaged Property, at the time or times such Taxes thereof or insurance premiums are due and payable, shall constitute “waste”, as such term is set forth in the provisions of Act No. 236 of the Michigan Public Acts of 1961, as amended (MCL 600.2927), and an Event of Default hereunder, and shall entitle Agent to exercise the remedies afforded by such Act. Payment by Agent for and on behalf of Mortgagor of any such delinquent Taxes or insurance premium properly payable by Mortgagor under the terms of this Mortgage or the Loan Agreement, shall not cure the Event of Default herein described nor shall it in any manner impair Agent’s right to the appointment of a receiver on account thereof, as herein provided. Upon the happening of any such failure to acts, and on proper application made therefore by Agent to a court of competent jurisdiction, Agent shall forthwith be entitled to the appointment of a receiver of this Mortgage and of the earnings, income, issues and profits thereof, with such powers as the court making such appointment shall confer; Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor. Mortgagor acknowledges that the term “waste” set forth above is used solely for the purpose of describing the provisions of Act No. 236 of the Michigan Public Acts of 1961, as amended (MCL 600.2927), and not for any other purpose in the Loan Documents.

(d) This Mortgage constitutes a “future advance mortgage” within the meaning of Act No. 348 of the Public Acts of Michigan of 1990 (MCL 565.901, et seq.), as amended, and shall also secure the payment of all future obligations of Mortgagor to Agent, its successors or assigns, however created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing or due or to become due.

(e) To the extent not set forth herein, the interest rates, maturity dates and terms of repayment of the Indebtedness are set forth in the Loan Agreement.

(f) The provisions set forth in this Mortgage are not intended to evidence an additional recordable event, as may be proscribed by Act No. 459 of the Public Acts of Michigan of 1996 but rather are included in this Mortgage for purposes of complying with applicable law.

IN WITNESS WHEREOF, this instrument is executed as of the day and year first above written by the individual identified below on behalf of the Mortgagor (and said individual hereby represents that s/he possesses full power and authority to execute and deliver this instrument).

THE MORTGAGOR HEREBY DECLARES AND ACKNOWLEDGES THAT THE MORTGAGOR HAS RECEIVED, WITHOUT CHARGE, A TRUE COPY OF THIS MORTGAGE.

GREEN PLAINS HOLDINGS II, LLC, a Delaware limited liability company

By:	/s/ Michelle Mapes
Name: Michelle Mapes
Its: EVP-General Counsel & Corporate Secretary

Signed and acknowledged in the presence of

Witness:	/s/ Cindi Hartman

Print Name:	Cindi Hartman

Witness:	/s/ Sara Beller

Print Name:	Sara Beller

STATE OF	)
) SS.
COUNTY OF	)

On this     day of June, 2015 before me appeared Michelle Mapes, to me personally known, who, being by me duly sworn, did say that s/he is the EVP-General Counsel & Corporate Secretary of GREEN PLAINS HOLDINGS II, LLC a Delaware limited liability company, and that the foregoing instrument was signed on behalf of such company, pursuant to due authority, properly exercised, and s/he acknowledged such instrument to be the free act and deed of such company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

/s/ Angela Y. Madathil
Notary Public
Douglas	County	Nebraska

My Comm. Expires:	1/5/2016

Prepared by and After

Recording, Return to:

Jack Edelbrock

c/o Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606